EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-178878 and 333-184297) on Form S-3 and (Nos. 333-171205, 333-183635, 333-188533, 333-204722, 333-238259 and 333-250927) on Form S-8 of our reports dated February 23, 2023, with respect to the consolidated financial statements of Walker & Dunlop, Inc. and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

McLean, Virginia
February 23, 2023